Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered certified public accountants , we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2009 relating to the consolidated financial statements , which appears in New Cardio , Inc. Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ RBSM LLP
New York, New York
June 15, 2009